AGREEMENT dated                              between  FIDUCIARY TRUST  COMPANY
INTERNATIONAL ("Bank") and ______________________________________ ("Fund")

    1. Custody Account. The Bank agrees to establish and maintain (a) a custody account in the name of the Fund ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") from time to time received by the Bank or its subcustodian (as defined in the last sentence of Section 3) for the account of the Fund, and (b) a deposit account in the name of the Fund ("Deposit Account") for any and all cash in any currency received by the Bank or its subcustodian for the account of the Fund, which cash shall not be subject to withdrawal by draft or check.

    2. Maintenance of Securities. Securities in the Custody Account shall be held in the country or other jurisdiction as shall be specified from time to time in Instructions (as defined in Section 9 hereof), provided that such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account and cash in the Deposit Account shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which such cash is the legal currency for the payment of public or private debts.

    3. Eligible Subcustodians. The Board of the Fund authorizes the Bank to hold the Securities in the Custody Account and the cash in the Deposit Account in custody and deposit accounts, respectively, which have been established by the Bank with (a) a securities system, (b) one of the Bank's branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository and (c) a subcustodian of an eligible foreign custodian, that itself is an eligible foreign custodian or an eligible foreign securities depository with which that subcustodian has entered into an agreement for the custody of Fund assets; provided, however, that the Board of the Fund has approved the use of the securities system and the Bank's or its subcustodian's contract with, such eligible foreign custodian or eligible foreign securities depository by resolution, and Instructions to such effect have been provided to the Bank. For purposes of this Agreement, "qualified U.S. bank." "eligible foreign custodian" and "eligible foreign securities depository" shall have the meanings provided in Rule 17f-5 under the Investment Company Act of 1940 as interpreted by the staff of the Securities and Exchange Commission and a "securities system" shall mean a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies.

Hereinafter  the term "subcustodian" will refer  to (a) any securities system,
(b) any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered into an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for the Custody Account or the Deposit Account, and (c) any subcustodian of an eligible foreign custodian with which the eligible foreign custodian has entered into an agreement like that between the Bank and such eligible foreign custodian or an eligible foreign securities depository in which the subcustodians participate.

    4. Use of Subcustodian. With respect to Securities and other assets which are maintained by the Bank in the physical custody of a subcustodian pursuant to Section 3 (as used in this Section 4, the term "Securities" means such Securities and other assets):

    (a) The Bank will identify on its books as belonging to the Fund any Securities held by such subcustodian.

    (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository such subcustodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the bank as a custodian for its customers.

    (c) Any Securities in the Custody Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents, and any Securities held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.

    (d) The Bank will only deposit Securities other than cash in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

    (e) Any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian or its creditors except for their safe custody or administration and (ii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Securities pursuant to such agreement or from any arrangements made by the Fund with any such subcustodian.

    (f) The Bank shall allow independent public accountants of the Fund such reasonable access to the records of the Bank relating to the Securities held in the Custody Account as required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall, subject to restrictions under applicable law, also obtain from any subcustodian with which the Bank maintains the physical possession of any Securities in the Custody Account an undertaking to permit independent public accountants of the Fund such reasonable access to the records of such subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Fund. Upon a reasonable request from the Fund, the Bank shall furnish to the Fund such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall use its best efforts to obtain and furnish the Fund with such similar reports as the Fund may reasonable request with respect to each eligible foreign custodian and eligible foreign securities depository holding Securities of the Fund.

    (g) The Bank will supply to the Fund at least monthly a statement in respect to any Securities in the Custody Account held by a subcustodian, including an identification of the entity having possession of the Securities, and the Bank will send to the Fund an advice or notification of any transfers of Securities to or from the Custody Account, indicating, as to Securities acquired for the Fund, the identity of the entity having physical possession of such Securities. In the absence of the filing in writing with the Bank by the Fund of exceptions or objections to any such statement within sixty (60) days of the Fund's receipt of such statement, or within sixty (60) days after the date that a material defect is reasonable discoverable, the Fund shall be deemed to have approved such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

    (h) The Bank hereby warrants to the Fund that in the Bank's opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified

U.S.  bank,  each  eligible  foreign  custodian  and  each  eligible   foreign
securities  depository  holding  Securities  of  the  Fund  pursuant  to  this
Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank (and its securities depositories) in New York.

    (i) The Bank hereby warrants to the Fund that, as of the date of this Agreement, the Bank is maintaining a Bankers Blanket Bond, and the Bank hereby agrees to notify the Fund in the event its Bankers Blanket Bond is cancelled or otherwise lapses.

    5. Deposit Account Payments. Subject to the provisions of Section 7, the Bank shall make, or cause its subcustodians to make, payments of cash credited to the Deposit Account only:

    (a) in connection with the purchase of Securities for the Fund and the delivery of such securities to, or the crediting of such Securities to, or the crediting of such Securities to the account of, the Bank or its subcustodian, each such payment to be made at prices as confirmed by Instructions;

    (b) for the purchase or redemption of shares of the capital stock of the Fund and the delivery to, or crediting to the account of, the Bank or is subcustodian of such shares to be so purchased or redeemed;

    (c) for the payment for the account of the Fund of dividends, interest, taxes, management or supervisory fees, capital distributions or operating expenses;

    (d) for the payments to be made in connection with the conversion, exchange or surrender of Securities held in the Custody Account;

    (e) for other proper corporate purposes of the Fund; or

    (f) upon the termination of the Custody Agreement as hereinafter set forth.

All payments of  cash for a purpose permitted  by subsection (a), (b),  (c) or
(d) of this Section 5 will be made only upon receipt by the Bank of Instructions which shall specify the purpose for which the payment is to be made. In the case of any payment to be made for the purpose permitted by subsection (e) of the Section 5, the Bank must first receive a certified copy of a resolution of the Board of the Fund adequately describing such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made. Any payment pursuant to subsection (f) of this Section 5 will be made in accordance with Section 17.

    In the event that any payment made under this Section 5 exceeds the funds available in the Deposit Account, the Bank may, in its discretion, advance the Fund an amount equal to such excess and such advance shall be deemed a loan from the Bank to the Fund, payable on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans.

    If the Bank causes the Deposit Account to be credited on the payable date for interest, dividends or redemptions, the Fund will promptly return to the Bank any such amount or property so credited upon oral or written notification that neither the Bank nor its subcustodian can collect such amount or property in the ordinary course of business. The Bank or its subcustodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures.

    6. Custody Account Transactions. Subject to the provisions of Section 7, Securities in the Custody Account will be transferred, exchanged or delivered by the Bank or its subcustodians only:

    (a) upon sale of such Securities for the Fund and receipt by the Bank or its subcustodian only of payment therefore, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

    (b) when such Securities are called, redeemed or retired, or otherwise become payable;

    (c) in exchange for or upon conversion into other Securities alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

    (d) upon conversion of such Securities pursuant to their terms into other Securities;

    (e) upon exercise of subscription, purchase or other similar rights represented by such Securities;

    (f)  for  the  purpose   of  exchanging  interim  receipts  or   temporary
Securities for definitive Securities;

    (g) for the purpose of redeeming in kind shares of the capital stock of the Fund against delivery to the Bank or its subcustodian of such shares to be so redeemed;

    (h) for other proper corporate purposes of the Fund; or

    (i) upon the termination of this Custody Agreement as hereinafter set forth.

All transfers, exchanges or deliveries of Securities in the Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e), or (f) of this Section 6 will be made, except as provided in Section 8, only upon receipt by the Bank of Instructions which shall specify the purpose of the transfer, exchange or delivery to be made. In the case of any transfer or delivery to be made for the purpose permitted by subsection (g) of this
Section 6, the Bank must first receive Instructions from Authorized Persons specifying the shares held by the Bank of its subcustodian to be so transferred or delivered and naming the person or persons to whom transfers or delivery of such shares shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsection (h) of this
Section 6, the Bank must first receive a certified copy of a resolution of the Board of the Fund adequately describing such transfer. exchange or delivery, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made. Any transfer or delivery pursuant to subsection (i) of this Section 6 will be made in accordance with Section 17.

    7. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for the Custody Account, the Bank shall cause the Deposit Account to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except, that if any Securities delivered pursuant to this Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time.

    Notwithstanding the preceding paragraph, settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefore (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

    8.    Actions of  the  Bank.   Until  the Bank  receives  Instruction from
Authorized Persons to the contrary, the Bank will, or will instruct its subcustodian, to:

    (a) present for payment any Securities in the Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or subcustodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provision of Sections 2, 3 and 4 of this Agreement;

    (b) in respect of Securities in the Custody Account, execute in the name of the Fund such ownership and other certificates as may be required to obtain payments in respect thereof;

    (c) exchange interim receipts or temporary Securities in the Custody Account for definitive Securities;

    (d) in respect of trades reported on the Fund's behalf through Depository Trust Company ("DTC"), accept instruction from DTC (whether in a DTC report or otherwise) as though they were given by an Authorized Person.

    (e) convert monies received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians, which shall be entitled to receive compensation for such services; and

    (f) appoint brokers and dealers for any transaction involving the Securities in the Custody Account in accordance with Section 11(a) of the Securities and Exchange Act of 1934 and Rule 11a-2-2(T) thereunder, including, without limitation, affiliates of the Bank or any subcustodian, which brokers and dealers shall be entitled to receive compensation for their services.

    9. Instructions. As used in the Agreement, the term "Instructions" means instruction of (or on behalf of) the Fund received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by two Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

    Any instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing signed by two Authorized Persons (which confirmation may bear the facsimile signature of such Persons), but the Fund will hold the Bank harmless for any failure on the part of the Fund or its agents to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received, and the Bank's failure to produce such confirmation at any subsequent time. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Fund shall safeguard and shall cause its agents, if applicable, to safeguard any testkeys, identification codes or other security devices which the Bank shall make available to the Fund or its agents. The Bank may electronically record any instructions given by telephone, and other telephone discussions, with respect to the Custody Account.

    10. Authorized Persons. As used in the Agreement, the term "Authorized Person" means such officers or such agents of the Fund as have been designated by a resolution of the Board of the Fund, a certified copy of which has been provided to the Bank, to act on behalf of the Fund in the performance of any acts which Authorized Persons may do under this Agreement,. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instruction from Authorized Persons that any such officer, or agent is no longer an Authorized Person.

    11. Nominees. Securities in the Custody Account which are ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The Fund agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, but not if such liability is a result of such nominee's negligence. The Bank may without notice to the Fund cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Bank's nominee or held by one of its subcustodians and registered in the name of such subcustodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

    12. Standard of Care. The Bank shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Bank by Authorized Persons which are not contrary to the provisions of the Agreement. The Bank will use reasonable care with respect to the safekeeping of Securities in the Custody Account and cash in the Deposit Account. The Bank shall be liable to the Fund for any loss which shall occur as the result of a failure of a subcustodian or an eligible foreign securities depository engaged by such subcustodian to exercise reasonable care with respect to the safekeeping of such Securities and other assets to the same extent that the Bank would be liable to the Fund if the Bank were holding such Securities and other assets in New York. In the event of any loss to the Fund by reason of the failure of the Bank or its subcustodian or an eligible foreign securities depository engaged by such subcustodians to utilize reasonable care, the Bank shall be liable to the Fund to the extent of the Fund's damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Bank shall be held to the exercise of reasonable care in carrying out this Agreement but shall be indemnified by, and shall be without liability to, the Fund for any action authorized by this Agreement taken or omitted by the Bank in good faith without negligence. The Bank shall be entitled to rely, and may act, on the prior, written advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice. The Bank need not maintain any insurance for the benefit of the Fund. The Bank shall provide to the Fund, on an annual basis, a report stating whether any events have occurred which would render the arrangements hereunder to cease to be in compliance with the rules of the Securities and Exchange Commission governing such arrangements and describing any such event.

    All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Fund. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its subcustodian or any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take action as provided in Section 8 hereof. The Bank shall not be liable for any action taken in good faith upon Instruction or upon any certified copy of any resolution and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed. The Bank shall not be liable for any loss resulting from, or caused by, the direction of the Fund to maintain custody of any Securities or cash in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restriction, act of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

    13. Compliance with Securities and Exchange Commission Rules and Orders. Except to the extent the Bank has specifically agreed pursuant to this Agreement to comply with a condition of a rule, regulation, interpretation, or exemptive order promulgated by or under the authority of the Securities and Exchange Commission, the Fund shall be solely responsible to assure that the maintenance of Securities and cash under this Agreement complies with any such rule, regulation, interpretation or exemptive order.

    14. Corporate Action. The Bank or its subcustodian is to forward to Provident National Bank ("Provident") (or any successor thereto appointed by the Fund) only such communications relative to the Securities in the Custody Account as call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) to the extent sufficient copies are received by the Bank or its subcustodian in time for forwarding to each customer. The Bank or its subcustodian will cause its nominee to execute and deliver to Provident (or its successor) proxies relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted. Proxies relating to bearer Securities will be delivered in accordance with written instructions from Authorized Persons.

    15. Fees and Expenses. The Fund agrees to pay to the Bank from time to time such compensation for its services pursuant to the Agreement as may be mutually agreed upon in writing from time to time. The Fund hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Custody Account and also agrees to hold the Bank, its subcustodian, and their respective nominees harmless from any liability as a record holder of Securities in the Custody Account. The Bank is authorized to charge any account of the Fund for such items and the Bank shall have a lien on Securities in the Custody Account and on cash in the Deposit Account for any amount owing to the Bank from time to time under this Agreement.

    16. Effectiveness. This Agreement shall be effective on the date first noted above.

    17. Termination. This Agreement may be terminated by the Fund or the Bank by 60 days' written notice to the other, sent by registered mail, proved that any termination by the Fund shall be authorized by a resolution of the Board of the Fund, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid. If notice of termination is given by the Bank, the Fund shall, within 60 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of its Board specifying the names of the persons to whom the Bank shall deliver such Securities and cash to the persons so specified, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 15. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund a certified copy of a resolution of Board specifying the names of the persons to whom the cash in the Cash Account shall be paid, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of the Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

    18. Notices. Any notice or other communication from the Fund or its agents to the Bank is to be sent to the office of the Bank at Two World Trade Center, New York, New York 10048, Attention: Global Custody Division, or such other address as may hereafter be given to the Fund in accordance with the notice provision hereunder, and any notice from the Bank to the Fund is to be mailed postage prepaid, addressed to the Fund at the address appearing below, or as the same may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund.

    19. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by any party, but shall bind the respective successors and assigns of the Fund and the Bank.

    20. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

    21. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same documents. All counterparts shall be construed together and shall constitute one Agreement.


                              [__________________________]


                              By:__________________________________________

                              Title:________________________________________

        Address for record:   466 Lexington Avenue
                              New York, NY  10017-3147


                              FIDUCIARY TRUST COMPANY
                                INTERNATIONAL

                              By:__________________________________________

                              Title:________________________________________

[____________________________________]
466 Lexington Avenue
New York, New York 10017

Dear


          RE: Amendment to Custody Agreement - Repurchase Agreements


     Reference is made to the Custody Agreement between us dated __________ (the "Agreement"). In order to provide for the short-term investment of uncommitted cash balanced in your custody account, the
Agreement is  hereby amended  by   deleting  any   previous  provisions
relating  to   repurchase transactions and adding a new section entitled
"Investment of Uncommitted Cash Balances - Repurchase Agreements" in the following form:

     Investment of Uncommitted Cash Balances - Repurchase Agreements __________________________________________ has authority to authorize and hereby authorizes Fiduciary Trust Company International to invest any uncommitted cash balances held in the Custody Account, in increments of $1,000 in repurchase transactions ("repos") in accordance with the Memorandum from Fiduciary Trust Company International to _______________ ________________________, dated ________, a copy of which is attached hereto. Fiduciary Trust Company International is also hereby authorized to execute as agent for ________________________________________, a written  agreement regarding repos with  the entities  specified  in such
Memorandum.   Neither Fiduciary Trust Company International nor any of its
officers, directors, employees or agents shall be liable for any loss or damage resulting from any action or failure to act relating to such repos, except when it or any of them have acted negligently, and in any event neither it nor they shall be liable for any action or failure to act that
is substantially consistent with  the attached Memorandum.   Fiduciary Trust
Company International shall have no liability for any failure of the Seller (as defined in the attached Memorandum) to perform any of its obligations under any repo agreement. ______________________________________, will indemnify and reimburse Fiduciary Trust Company International for all taxes, liabilities and expenses incurred in connection with the repos authorized hereunder (including but not limited to those incurred as a result of ___________________________________________, failure to keep securities purchased under a repo free of pledges or other transfer obligations).

     Except as provided above, the Agreement shall remain unchanged and in full force and effect. This letter of amendment shall be governed by the laws of the State of New York.

     If the foregoing meets with your approval, please sign the enclosed copy of this letter in the space provided and return it to us, whereupon the Agreement will be amended in accordance with this letter.

                              Very truly yours,

                              FIDUCIARY TRUST COMPANY INTERNATIONAL




                              By____________________________________
                                Senior Vice President




AGREED

[____________________________________]




By____________________________________

                                  MEMORANDUM


                                                         Date:________________



To:       ______________________________________

From:      Fiduciary Trust Company International

SUBJECT:  Short-Term Investment of Cash in Repurchase Agreements ("Repos")

Introduction

     As a service to you, Fiduciary Trust Company International ("Fiduciary"), if authorized to do so by you, will use its best efforts as your agent to secure a return on any uncommitted cash balances held in your account by investing such funds on an overnight (or next business day) basis in repurchase transactions ("repos") involving securities issued or guaranteed by the U.S. Government or an agency of the U.S. Government. There will be no additional fee for this service, and transaction charges will not apply.

     For purposes of this Memorandum, a repo is a transaction under a written agreement between a Seller (as that term is hereinafter defined) and you, which discloses your identity to the Seller and is signed by Fiduciary as you agent. Under this agreement, Fiduciary agrees to purchase securities from the Seller subject to an obligation of the Seller to repurchase the securities from Fiduciary, an obligation of Fiduciary to resell them to the Seller, on the next business day, for a price (the "repurchase price") equal to the sum of the initial purchase price and an
agreed-upon amount  of interest.   Such initial purchase price will always be
at least 100% of the market value of the purchase  securities at the time of
the repo is agreed upon.   (In as much as each repo will terminate the
morning of the next business day, the daily mark- to-market procedure to determine whether there is a margin excess or deficit does not apply). The agreement with the Seller contains provisions protecting each party against the other's default, and includes a promise by you that the purchased securities will not be pledged, resold or otherwise transferred to another person while the repo is outstanding. (A copy of the agreement with the Seller will be provided to you upon request).

     The amount of your funds used to purchase securities in a repo is referred to in this Memorandum as an amount "invested" in a repo. Your funds will be invested in repos only in increments of $1,000.

     All repos entered into by Fiduciary for you will be entered into with J.P. Morgan Securities Inc. (the "Seller"). J.P. Morgan

Securities Inc. is a broker/dealer registered with the SEC and a wholly owned subsidiary of J.P. Morgan Securities Holdings Inc., a wholly owned subsidiary of J.P. Morgan & Co. Incorporated. J.P. Morgan & Co. Incorporated has its principal offices in New York City, has stock that is traded on the New York Stock Exchange, and files publicly available reports under the Securities Exchange Act of 1934.

     You should note that, as a purchaser of securities in a repo, you will not (except in certain circumstances if the Seller fails to repurchase the securities in accordance with a repo agreement) have the right to retain any interest paid on the purchased securities or the right
to retain, pledge, sell or transfer any  of such securities.   Accordingly,
you will not benefit from any increase in the market value of the purchased securities while a repo is outstanding, and the repurchase price for a repo does not depend upon the interest paid on the purchased securities.

     You should also note that all actions of  Fiduciary under this Memorandum
with  respect  to  your  account  are  taken  by  Fiduciary  as   your  agent.
Accordingly, any reference to a repo agreement between Fiduciary and the Seller means, insofar as such agreement applies to your account, an agreement between you (acting through Fiduciary) and the Seller, and any right or obligation of Fiduciary under such repo agreement is your right or
obligation.    By authorizing Fiduciary to invest your funds in repos under the this Memorandum, you authorize Fiduciary, as your agent, to take such action with respect to the purchased securities (including their subsequent sale) as it considers appropriate if the Seller should fail to repurchase the securities in accordance with the relevant repo agreement.

Method of Operation

     By authorizing Fiduciary to invest your funds in repos under this Memorandum, you authorize Fiduciary each day to withdraw, in increments of $1,000, the uncommitted cash balance from your account with Fiduciary. For administrative convenience, Fiduciary on each business day invests in a single repo all of the funds available for such investment from the accounts of all of its clients purchasing repos. Each client whose funds are invested in such a repo will have an undivided pro rata interest in the securities purchased in that repo, and will be entitled to a pro rata share of the repurchase price for that repo.

     By approximately 1:00 p.m. (New York time) on the day a repo is agreed to, Fiduciary instructs the Federal Reserve Bank of New York (the "Reserve Bank") (i) to pay the Seller, from a cash account maintained at the Reserve Bank by Fiduciary (the "Cash Account"), the amount of the purchase price for that day's repo against receipt into an account maintained at that Reserve Bank by Fiduciary, as agent for its clients ("Repo Account"), of the purchased securities, and (ii) to deliver the purchased securities back to the Seller on the following business day against receipt into the Cash Account of the agreed repurchase price.

     The Transfer of the purchased securities into the Repo Account has the effect of transferring record ownership of the purchased securities to Fiduciary, as agent for its clients. As result, if the record date for any interest payable on the purchased securities occurs while the repo is
outstanding,  that interest will be  paid to Fiduciary.   However. under the
repo agreement with the Seller, Fiduciary (as agent for its clients) is obligated to remit to the Seller any such interest payment promptly upon its receipt by Fiduciary.

     Each increment of $1,000 of your funds invested in a repo will be reflected in your statement as the purchase of a repo on the day it is invested. For administrative purposes, each increment of $l,000 is treated by Fiduciary as being continuously invested in a repo until that $1,000
increment  is no longer  available for such investment.   However, during
that period, one repo is completed and another one commenced each business day. On each business day's completion of a repo in which your funds are invested, Fiduciary will credit your account with your share of the profit generated by such repo.

You may at any time notify Fiduciary that you wish to terminate Fiduciary's authority to invest the uncommitted cash balance in your account in repos. If such notice is received by Fiduciary on or before 12:00 noon on a business day, the termination will take effect on the day the notice is received. If the notice is received by Fiduciary after 12:00 noon on a business day (or is received on a day which is not a business day), the termination will take effect on the following business day.

Risks

With respect to funds invested for you by Fiduciary in a repo with J.P. Morgan Securities Inc., the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 does not provide protection to you with respect to such a repo. An obligation on the part of J. P. Morgan Securities Inc. to repurchase securities in any repo is not guaranteed by Fiduciary or by the U.S. Government or any agency thereof that may be an issuer or guarantor of any of the purchased securities.

     If the Seller fails to repurchase securities in accordance with a repo agreement, you may suffer losses because of delays and costs in liquidating the purchased securities. Such delays could result in losses to you if the market value of the security diminishes before they can be sold. To the extent that your share of the repurchase price for any purchased securities exceeds your share of the amount obtained upon liquidation of such securities, you would be an unsecured creditor of the Seller. If a bankruptcy or other insolvency proceeding with respect to the Seller commenced while a repo was outstanding, there could be a substantial delay in the liquidation of the purchased securities (during which time interest may cease to accrue).